UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-56021

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

450 LEXINGTON AVENUE, #3308 NEW YORK, New York, 10163, united states
(Address of principal executive offices, including zip code)

(646) 600-9181
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.

Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On October 1, 2021, Acreage Holdings, Inc. (“Acreage” or the “Company”) announced the closing of the acquisitions of cultivation, processing and retail operations in Ohio by its subsidiary, High Street Capital Partners, LLC (“High Street”). As previously announced, Acreage entered into purchase agreements for these operations in Ohio during the summer of 2018 for the total purchase price of approximately $7.1 million in cash, $7.1 million in notes and 1.1 million shares of High Street, which are convertible into shares of Acreage. Under the terms of the agreements, all regulatory and other conditions to closing were met and the outstanding notes were fully repaid. Acreage acquired all of the membership interests of Greenleaf Gardens, LLC, which operates a cultivation license in Ohio, Greenleaf Therapeutics, LLC, which operates a processing license in Ohio and Greenleaf Apothecaries, LLC, which operates five retail dispensaries in Ohio (together “Greenleaf”). Acreage will consolidate the results of Greenleaf into its consolidated financial statements.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1	Press Release of Acreage Holdings, Inc., dated October 1, 2021, Announcing the Acquisition of Cultivation, Processing and Retail Operations in Ohio

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

/s/ Steve Goertz
Date: October 7, 2021
Steve Goertz
Chief Financial Officer